EXHIBIT 99.A

Schedule II - Valuation and Qualifying Accounts


Column A                                 Column B               Column C           Column D      Column E
                                                               Additions
                                                                       Charged
                                          Balance at    Charged to    (Credited)                  Balance at
                                          Beginning     costs and      to Other                     end of
              Description                 of Period      expenses      Accounts     Deductions      period
              -----------                 ---------      --------      --------     ----------      ------
Allowance for doubtful accounts
deducted from accounts receivable in
the balance sheet:
Post-acquisition basis
----------------------------------------
Year ended December 31, 2001             4,870,000     2,190,000     1,100,000     4,490,000     3,670,000
Pre-acquisition basis
----------------------------------------
Period Ended December 31, 2000           3,600,000     380,000       890,000       --            4,870,000
Period Ended November 27, 2000           2,740,000     1,850,000     --            990,000       3,600,000
Year ended December 31, 1999             2,040,000     830,000       70,000        200,000       2,740,000
